UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


February 22, 2005
(Date of earliest event reported)


U.S. CANADIAN MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)


   Nevada	                             0-25523                  33-0843633
  (State or                              (Commission      (IRS Employer
  Other Jurisdiction      	File No.)                Identification No.)
  of Incorporation)

4955 S. Durango Suite 216, Las Vegas, Nevada 89113
(Address of Principal Executive Offices)

(702) 433-8223
(Registrants telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously
satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A 2 below)

Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230 425)

Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


This amendment is being filed to correct the description of the engagement of Child, Sullivan & Company. That firm was only engaged to audit the registrant's financial statements as of and for the six months ended
June 30, 2004. Their report contained a qualified opinion with respect to the registrant's ability to continue as a going concern.

Item 4 01 Changes in Registrants Certifying Accountant

Effective January 18, 2005, the registrant's certifying accountants Child, Sullivan & Company resigned. Their report on the financial statements as of and for the six months ended June 30, 2004, contained no adverse opinion or disclaimer of opinion was not modified as to uncertainty audit scope, or accounting principles.Their report contained a qualified opinion with respect to the registrant's ability to continue as a going concern. There were no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Effective February 20, 2005, the registrant engaged Kyle L. Tingle, CPA, LLC

Item 9.01  Financial Statements and Exhibits

(c )  Exhibits

	99.1	Letter to Child, Sullivan







SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		U.S. CANADIAN MINERALS, INC.



By: /s/ John Woodward
Name:	John Woodward
Title:  	President



Date: March 23, 2005


Exhibit 99.1

March 23, 2005

Child, Sullivan & Company
4764 S. 900 E. Suite 8
Salt Lake City, Utah 84117

Gentlemen:

Enclosed is a copy of the amended disclosure we filed today with the Securities and Exchange Commission regarding your resignation as our certifying accountant.This amendment was filed to correct the description of your engagement and to disclose that your report contained a qualified opinion with respect to our ability to continue as a going concern. As described in Item 304(a)(3) of Regulation S-B, please furnish a letter addressed to the SEC stating whether you agree with the statements made by us in our disclosure and if not stating the respects in which you do not agree.

				Very truly yours

						John Woodward, President















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